UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Indenture and Senior Notes due 2021

On January 29, 2018, Starwood Property Trust, Inc., a Maryland corporation (the “Company”), issued $500 million aggregate principal amount of its 3.625% unsecured senior notes due 2021 (the “Notes”) under an indenture, dated as of January 29, 2018 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee.  The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act.  The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to use the net proceeds from the offering to pay the cash amounts due on its outstanding 4.55% Convertible Senior Notes due 2018 (the “Convertible Senior Notes due 2018”) at maturity or upon conversion, and to use the remaining net proceeds to repay a portion of the amount outstanding under its existing repurchase agreements. The Convertible Senior Notes due 2018 mature on March 1, 2018, and, as of September 30, 2017, approximately $370 million aggregate principal amount of the Convertible Senior Notes due 2018 was outstanding. The Company expects to deliver shares of its common stock with respect to conversions of Convertible Senior Notes due 2018 to the extent that the conversion value of those notes exceeds the principal amount thereof. Amounts that the Company may repay under its revolving repurchase facilities may be re-borrowed, subject to customary conditions.

The Notes are senior unsecured obligations of the Company and will mature on February 1, 2021.  The Notes bear interest at a rate of 3.625% per year.  Interest on the Notes will be paid semi-annually in arrears on each February 1 and August 1, commencing August 1, 2018, to the persons who are holders of record of the Notes on the preceding January 15 and July 15, respectively.

The following is a brief description of the terms of the Notes and the Indenture.

Possible Future Guarantees

When the Notes are first issued they will not be guaranteed by any of the Company’s subsidiaries and none of the Company’s subsidiaries will be required to guarantee the Notes in the future, except that, under certain circumstances and subject to certain exceptions set forth in the Indenture, one or more of the Company’s Domestic Subsidiaries (as defined in the Indenture) (except for certain Excluded Subsidiaries or Securitization Entities (each as defined in the Indenture)) may be required to guarantee the payment of the Notes (the “Springing Guarantee Covenant”).

Ranking

The Notes will be:

•                  the Company’s senior unsecured obligations;

•                  pari passu in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior unsecured guarantees;

•                  effectively subordinated in right of payment to all of Company’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•                  senior in right of payment to any of the Company’s future subordinated indebtedness and subordinated guarantees; and

•                  effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Company’s subsidiaries (other than any Domestic Subsidiaries that may become guarantors of the Notes).

If any of the Company’s subsidiaries becomes a guarantor of the Notes, its guarantee will be:

•                  a senior unsecured obligation of such guarantor;

•                  pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such guarantor;

•                  effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such guarantor to the extent of the value of the assets securing such indebtedness and guarantees; and

•                  senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such guarantor.

Such guarantor’s guarantee of the Notes and all other obligations of such guarantor under the Indenture will automatically terminate and such guarantor will automatically be released from all of its obligations under such guarantee and the Indenture under certain circumstances set forth in the Indenture, which may include the permanent termination and release of such guarantee and obligations on and after any date (the “Covenant Termination Date”) that (a) the Notes have investment grade credit ratings from each of two specified rating agencies and (b) no Default or Event of Default (each as defined in the Indenture) has occurred and is continuing. The Springing Guarantee Covenant will also automatically and permanently terminate and be of no further force and effect on and after the Covenant Termination Date.

Optional Redemption

Prior to November 1, 2020, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.  On and after November 1, 2020, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

In addition, prior to February 1, 2020, the Company may redeem up to 40% of the Notes using the proceeds of certain equity offerings at a price equal to 103.625% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Company will be required (unless the Company has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued but unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•                  limit the ability of the Company and its subsidiaries to incur additional indebtedness;

•                  require that the Company and its subsidiaries maintain Total Unencumbered Assets (as defined in the Indenture) of not less than 120% of the aggregate principal amount of the outstanding Unsecured Indebtedness (as defined in the Indenture) of the Company and its subsidiaries; and

•                  impose certain requirements in order for the Company to merge or consolidate with another person.

Certain of these covenants will automatically and permanently terminate and will be of no force or effect on and after the Covenant Termination Date (as defined above).

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the initial purchasers, dated as of January 29, 2018 (the “Registration Rights Agreement”), pursuant to which the Company agreed to use its commercially reasonable efforts to (a) consummate an offer to exchange the Notes for its notes with terms substantially identical to those of the Notes no later than January 24, 2019 or (b) if such exchange offer is not consummated, file and keep effective a shelf registration statement with respect to resales of the Notes.  If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

4.1

Indenture, dated as of January 29, 2018, between Starwood Property Trust, Inc. and The Bank of New York Mellon, as trustee (including the form of Starwood Property Trust, Inc.’s 3.625% Senior Notes due 2021).

4.2	Registration Rights Agreement, dated as of January 29, 2018, between Starwood Property Trust, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2018	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel